SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2001

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3353 Peachtree Road, N.E., Suite 130, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 760-2570

Item 5. Other Events.

     eResource Capital Group, Inc., a Delaware corporation (“eRCG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 5, 2001 with Logisoft Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of eRCG, and the individuals listed on Exhibit A to the Merger Agreement (the “Stockholders”) pursuant to which Logisoft Acquisition shall merge with and into Logisoft Computer Products Corp., a New York corporation (“LCP”), and LCP shall become a wholly-owned subsidiary of eRCG (the “LCP Acquisition”). In addition, LCP executed a joinder to the Merger Agreement (the “Joinder”) becoming a party to the transaction.

     Prior to May 15, 2001, LCP was a wholly-owned subsidiary of Team Sports Entertainment, Inc., a Delaware corporation formerly known as Logisoft Corp. (“LGST”). On May 15, 2001, LGST completed a restructuring transaction whereby eStorefronts.net Corp., a New York corporation and a wholly-owned subsidiary of LGST, became a wholly-owned subsidiary of LCP and all of the common stock of LCP was distributed to the Stockholders.

     At the closing of the LCP Acquisition (the “Closing”), all the issued and outstanding shares of LCP common stock will be converted into the right to receive, in the aggregate, up to 6,000,000 shares (the “Merger Consideration”) of eRCG common stock, par value $.04 per share (the “eRCG Common Stock”). eRCG shall become obligated to issue 5,500,000 shares of the Merger Consideration at Closing with the issuance of the remaining 500,000 shares, otherwise issuable to certain Stockholders specified in the Merger Agreement, contingent upon LCP meeting certain performance milestones as of June 30, 2002 as set forth in the Merger Agreement.

     The conditions to Closing set forth in the Merger Agreement have all been satisfied or waived except that the Closing is contingent upon the listing of the shares constituting the Merger Consideration with the American Stock Exchange.

     Pursuant to the Merger Agreement, eRCG has agreed to file with the Securities and Exchange Commission (the “SEC”) within 90 days of Closing a registration statement on Form S-3 to register resales of the Merger Consideration by the Stockholders, except that such registration statement shall not include approximately 2,200,000 shares of the Merger Consideration issuable to certain Stockholders specified in the Merger Agreement, and to use commercially reasonable efforts to cause such registration statement to become effective and to maintain effectiveness until the first anniversary of Closing.

     The foregoing description of the LCP Acquisition, the Merger Agreement and the Joinder are qualified in their entirety by reference to the Merger Agreement and the Joinder which are filed as Exhibits 2.1 and 2.2, respectively, to this Report and incorporated herein by reference.

     The shares of eRCG Common Stock issuable in connection with the LCP Acquisition will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D of the SEC promulgated thereunder.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)–(b) Financial Statements and Pro Forma Financial Information.

None

(c) Exhibits.

2.1	The Agreement and Plan of Merger dated June 5, 2001 by and among eRCG, Logisoft Acquisition and the Stockholders. (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and eRCG agrees to furnish copies of such omitted exhibits and schedules supplementally to the SEC upon request.)

2.2	Joinder to the Merger Agreement executed by LCP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, eRCG has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

By: /s/ William L. Wortman

William L. Wortman Vice-President, Treasurer and Chief Financial Officer

Dated: June 12, 2001

EXHIBIT INDEX

Exhibits

2.1	The Agreement and Plan of Merger dated June 5, 2001 between eRCG, Logisoft Acquisition and the Stockholders. (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and eRCG agrees to furnish copies of such omitted exhibits and schedules supplementally to the SEC upon request.)

2.2	Joinder to the Merger Agreement executed by LCP.